Exhibit 23.1

[WEAVER & MARTIN, LLC LETTERHEAD]


Abacus Research & Development, Inc.

We hereby consent to use in this Form SB-2 of our report dated December 14, 2000.


                          /s/ Weaver & Martin, LLC
                            Weaver & Martin, LLC


Kansas City, Missouri
September 14, 2001